UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2009

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425 908 3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On July 14, 2009, MDRNA, Inc. (the "Company") announced that it had entered into an employment agreement with Peter S. Garcia, pursuant to which Mr. Garcia shall serve as the Chief Financial Officer of the Company for a three year term beginning on July 13, 2009. In connection with the appointment of Mr. Garcia as Chief Financial Officer of the Company, Bruce R. York has resigned as the Company’s Chief Financial Officer, and has accepted, in lieu thereof, appointment to the positions of Vice President – Finance and Chief Accounting Officer.

Mr. Garcia has served as Chief Financial Officer of both public and private life science and high technology companies for the past 13 years. From 2004 to 2008, Mr. Garcia served as Chief Financial Officer of Nanosys Inc., a privately held nanotechnology company based in Palo Alto, California, where he was responsible for finance, facilities, information technology, and investor and government relations. From 2001 to 2004, Mr. Garcia served as Senior Vice President and Chief Financial Officer of Nuvelo Inc., a publicly held biopharmaceutical company. During his tenure at Nuvelo, Mr. Garcia helped Nuvelo raise over $150 million, helped Nuvelo acquire development stage products, and led Nuvelo’s merger and acquisition strategy. Mr. Garcia has also served as Chief Financial Officer at Novacept, IntraBiotics, and Dendreon; and held senior financial roles at Amgen. Mr. Garcia, age 48, has an M.B.A. from the Anderson School at the University of California Los Angeles and a B.A. in Economics and Sociology from Stanford University.

Mr. York served as the Chief Financial Officer of the Company from January 2008 until July 2009, and has served as Secretary since January 2008. Mr. York joined the Company as Director, Accounting and Corporate Controller in August 2004, and was appointed in September 2005 as Senior Director, Finance, interim Chief Accounting Officer and interim Assistant Secretary. Effective January 1, 2006, the interim titles were removed. Prior to joining the Company, Mr. York served as VP, Chief Financial Officer and Corporate Secretary of Cellular Technical Services Company, Inc. from 1999 to 2004. He earned a B.A. in government from Dartmouth College and an M.B.A. in finance and accounting from the Amos Tuck School of Business at Dartmouth. Mr. York, age 54, has been a licensed CPA since 1979.

Garcia Employment Agreement

In connection with his appointment as Chief Financial Officer, Mr. Garcia entered into an employment agreement (the "Garcia Agreement") with the Company pursuant to which he will serve as the Chief Financial Officer of the Company for a three year term beginning on July 13, 2009 (the "Effective Date").

Pursuant to the Garcia Agreement, Mr. Garcia will be entitled to annual base compensation of $300,000, with any increase in base compensation to be set by the Board of Directors and/or the Chief Executive Officer from time to time as determined by the Board of Directors and/or the Chief Executive Officer. Mr. Garcia is also eligible to receive annual incentive cash compensation, with a target of 30% of his annual base compensation for the year, with the actual amount to be determined by the Board of Directors and/or the Chief Executive Officer.

Moreover, the Company will pay to Mr. Garcia a total of $90,000 in connection with his relocation to the Seattle, Washington metropolitan area, which amount shall be paid in two payments of $45,000 each through the Company’s regular payroll practices on September 15, 2009 and January 15, 2010. The Company will also reimburse Mr. Garcia for his reasonable travel expenses from his home residence in Palo Alto, California to the Company’s headquarters in Bothell, Washington until September 2, 2009.

Under the Garcia Agreement, Mr. Garcia will be granted options to purchase up to 360,000 shares of the common stock, par value $0.006 per share, of the Company (the "Common Stock"). The options will have a term of 10 years beginning on July 13, 2009, and will vest according to the following schedule:

• 120,000 options will vest and be exercisable on July 13, 2010 at an exercise price of $1.39 per share;

• 30,000 options will vest and be exercisable on each of October 13, 2010, January 13, 2011, April 13, 2011 and July 13, 2011 (for an aggregate 120,000 options during such period) at an exercise price of $2.39 per share; and

• 30,000 options will vest and be exercisable on each of October 13, 2011, January 13, 2012, April 13, 2012 and July 12, 2012 (for an aggregate 120,000 options during such period) at an exercise price of $3.39 per share.

If the Company terminates Mr. Garcia’s employment without cause, or Mr. Garcia terminates his employment for good reason, then (i) Mr. Garcia shall be entitled to receive base salary, incentive cash compensation if performance targets established have been met (determined on a pro-rated basis as to the year in which the termination occurs), pay for accrued but unused paid time off, and reimbursement for expenses through the termination date, (ii) a lump sum equal to twelve (12) months of Mr. Garcia’s specified base salary at the rate in effect on the termination date, and (iii) all common stock purchase options granted to Mr. Garcia shall be fully vested and exercisable upon such termination and shall remain exercisable in accordance with the grant agreements, and all shares of restricted stock granted to Mr. Garcia shall become immediately and fully vested.

If the Company terminates Mr. Garcia’s employment for cause or Mr. Garcia terminates his employment other than for good reason, then (i) Mr. Garcia shall be entitled to receive salary, pay for accrued but unused paid time off, and reimbursement of expenses through the termination date, (ii) the vesting of any outstanding options or shares of restricted stock shall cease on the termination date and (iii) any then un-vested outstanding options shall terminate (with the then-vested outstanding options vested and exercisable as specified in the option grant agreements).

If Mr. Garcia’s employment is terminated due to death or disability, Mr. Garcia (or his estate or legal representative as the case may be) shall be entitled to receive (i) salary, reimbursement of expenses and pay for any unused paid time off accrued through the termination date, (ii) a pro-rated amount of incentive cash compensation for the fiscal year in which the termination date occurs and (iii) a lump sum equal to base salary at the rate in effect on the termination date for the lesser of (x) twelve (12) months and (y) the remaining portion of the initial employment term on the termination date. In addition, vesting of any outstanding options and shares of restricted stock shall cease on the termination date, and any then un-vested outstanding options shall terminate (with the then-vested outstanding options vested and exercisable as specified in the option grant agreements).

In general, Mr. Garcia has agreed: (i) not to compete with the Company during the employment term and for twelve (12) months thereafter, (ii) not to solicit partners, consultants, certified research organizations, principal vendors, licensees or employees of the Company for twelve (12) months following the end of the employment term, and (iii) not to solicit or accept business from, or perform or supervise the performance of any services related to such business from, certain clients, former clients and prospective clients of the Company during the employment term and for twelve (12) months thereafter. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions.

If Mr. Garcia’s employment is terminated either by the Company or by Mr. Garcia (other than because of Mr. Garcia’s death or disability) following the occurrence of a change of control of the Company (as defined in the Garcia Agreement) and the date of such termination is prior to July 13, 2012 and within one (1) year following the occurrence of such change of control, then Mr. Garcia shall be entitled to receive from the Company, in lieu of the severance payment otherwise payable pursuant to the Garcia Agreement, salary, expense reimbursement and pay for unused paid time off through the termination date. In addition, Mr. Garcia shall be entitled to receive a lump sum amount equal to twelve (12) months of his specified base salary under the Garcia Agreement, and the amount of his incentive cash compensation for the fiscal year in which the termination occurs (determined on a pro-rata basis), plus an additional lump-sum amount equal to 30% of his base salary for such year. Furthermore, notwithstanding the vesting and/or exercisability provisions otherwise applicable to outstanding options and the vesting and restriction provisions applicable to outstanding restricted shares, all such stock options shall be fully vested and exercisable, and all such restricted shares shall be fully vested, upon a change of control and, in the case of options, shall remain exercisable as specified in the option grant agreements, and subject to the right of the Company to direct the sale of shares in connection with a change of control.

York Amendment

In connection with his appointment as Vice President – Finance and Chief Accounting Officer of the Company, Mr. York entered into an amendment (such amendment, the "York Amendment") to the Employment Agreement between Mr. York and the Company effective March 7, 2008 (the "York Employment Agreement"), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 10, 2008. Pursuant to the York Amendment, if Mr. York’s employment is terminated on or prior to December 31, 2009 for any reason other than for cause, then the provisions of the York Employment Agreement setting forth the severance payments due to Mr. York for a termination without cause shall continue to apply. In addition, upon any such termination, notwithstanding anything to the contrary contained in any of the Company’s equity compensation plans or in any other provision of the York Employment Agreement, any and all unvested common stock purchase options held by Mr. York shall immediately vest in full upon the effective date of such termination, and shall remain exercisable for a period of two years thereafter, and any and all unvested shares of restricted common stock held by Mr. York shall immediately vest in full upon the effective date of such termination.

Moreover, the York Amendment amends the York Employment Agreement to provide that if Mr. York’s employment is terminated either by the Company or by Mr. York (other than because of death or disability) following the occurrence of a change of control, and such termination is without cause if by the Company, or for good reason if by Mr. York, and the date of such termination is prior to March 7, 2011, and within one (1) year following the occurrence of such change of control, then Mr. York shall be entitled to receive from the Company, in lieu of the severance payment otherwise payable pursuant to the York Employment Agreement: (i) base salary, incentive cash compensation (determined on a pro-rated basis as to the year in which the termination date occurs), pay for accrued but unused paid time off, and reimbursement for expenses through the termination date; and (ii) a lump sum payment equal to twelve (12) months of Mr. York’s specified base salary at the rate in effect on the termination date. In addition, notwithstanding the vesting and/or exercisability provisions otherwise applicable to Mr. York’s outstanding stock options and the vesting and restriction provisions applicable to Mr. York’s outstanding shares of restricted stock, all such stock options shall be fully vested and exercisable, and all such restricted shares shall be fully vested, and, in the case of the options, shall remain exercisable as specified in the option grant agreements.

The foregoing summary of the Garcia Agreement and the York Amendment are qualified in their entirety by reference to the full text of the Garcia Agreement and the York Amendment, a copy of each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

The Company announced the appointments described in this Current Report on Form 8-K in a press release dated July 14, 2009, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

July 14, 2009	By:	/s/ J. Michael French

Name: J. Michael French
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, effective July 13, 2009, between MDRNA, Inc. and Peter S. Garcia.
10.2	Amendment No. 1, dated July 13, 2009, to the Employment Agreement between MDRNA, Inc. and Bruce R. York.
99.1	Press Release of MDRNA, Inc. dated July 14, 2009.